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                         [PAN ENVIRONMENTAL LETTERHEAD]



August 28, 1998



Forte Communications, Inc.
Today's Investor
50 Broadway, 28th Floor
New York, NY  10004

RE:     Your invoice #10394

Gentlemen:

This is to confirm that we will pay you 50,000 common shares to be registered in our upcoming S-8 registration as payment for your activities in promoting the corporate visibility of PAN Environmental Corporation. It is our understanding that you will be undertaking this promotion through a series of newspaper articles and through other advertising media as evidenced by your attached invoice to us.

Sincerely,

PAN ENVIRONMENTAL CORPORATION


/s/ JERRY CORNWELL

Jerry Cornwell
President


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FORTE COMMUNICATIONS, INC.                                       INVOICE
TODAY'S INVESTOR                                         -----------------------
50 Broadway, 23rd Floor                                   INVOICE NO.    DATE
New York, NY 10004                                           10394      8/28/98
Telephone: 212-785-6300                                  -----------------------
Facsimile: 212-785-6205                                      TERMS
                                                            A.S.A.P.
                                                         -----------------------

Jerry Cornwell, President                      Telephone: 888-259-8333
PAN Environmental Corporation                  Facsimile: 206-533-1156
19239 Aurora Avenue North
Shoreline                    WA 98133            Shipped:

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QUANTITY
ORDERED                        DESCRIPTION                                       UNIT PRICE          AMOUNT
--------------------------------------------------------------------------------------------------------------
                              MEDIA ADVERTISING - NATIONWIDE                                       50,000.00
            ORDER #  245
            Eleven (11)-2 column newspaper stories @ $3,950, each
                                                                                 cost    $43,450

            Ten (10) - Radio Features 60 Second timed scripts @ $3,950 each
                                                                                 cost    $39,500
                                                                                         -------
                                                                               Total     $82,950

            DESCRIPTION
            As per your discussions with representatives of NewsUSA, this program will be designed, developed and executed through News USA, Inc.


            We accept 50,000 shares of free trading stock in Environmental Corporation (PAN OTC:PANE) in lieu of cash compensation as full payment of this invoice upon receipt of the shares.



                                                                               TAX                      0.00
                                                                                                        ----
                                                               SHIPPING & HANDLING

                    PO.NO

               REPRESENTATIVE                                                           TOTAL     $50,000.00
                                                                                                  ==========
--------------------------------------------------------------------------------------------------------------
                                   Charge
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